Exhibit 99.1
Riverside Park - Alexandria, VA NAREIT REITWeek(r) June 2009 Park Towne Place - Philadelphia, PA Monterey Grove - San Jose, CA River Club - Edgewater, NJ Palazzo West at Park LaBrea - Los Angeles, CA 3400 Avenue of the Arts - Orange County, CA

This presentation contains forward-looking statements, including statements regarding projected results and specifically forecasts of 2009 financial results, asset sales and property mortgage refinancing activities. These forward-looking statements are based on management's judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco's ability to maintain current or meet projected occupancy, rent levels and Same Store results, to close transactions necessary to generate sales proceeds for debt repayment and other purposes, to close mortgage refinancing transactions under application, and to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco. Readers should carefully review Aimco's financial statements and notes thereto, as well as the risk factors described in Aimco's Annual Report on Form 10-K for the year ended December 31, 2008, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management's judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation and these forward-looking statements include Aimco's analysis and conclusions based in part on third party data (including information on cap rates and market growth rates) and reflect management's judgment as of the date of these materials, which are subject to change based on macro-economic factors beyond Aimco's control. Aimco assumes no obligation to revise or update to reflect future events or circumstances. A change in cap rates, market growth rates, credit availability or other such items could affect the analysis and conclusions reached herein. In addition, this presentation includes certain non-GAAP measures, which Aimco defines and reconciles to GAAP in its supplemental schedules to its quarterly earnings releases - see in particular the Glossary and Supplemental Schedules 6a and 6b to Aimco's 1Q 2009 earnings release. Forward-looking Statements and Other Information

Aimco Overview Portfolio Quality Property Operations Liquidity and Balance Sheet 2009 Objectives & Outlook Presentation Topics

Aimco Overview Flamingo South Beach Miami, FL 2900 on 1st Seattle, WA Palazzo East at Park La Brea Los Angeles, CA Aimco is a multifamily REIT focused on owning, managing and redeveloping properties in the 20 largest markets in the United States Initial Public Offering completed in 1994 with $315 million capitalization Aimco doubled in size every 18 months from 1994 - 2002 through several corporate mergers and large portfolio acquisitions Since 2002, Aimco has continued to improved the quality and geographic focus of its portfolio through the sale of more than 700 properties Aimco is among the largest owners and operators of multifamily communities in the United States with 160,000 units as of March 31, 2009 Conventional portfolio: 303 communities with 92,000 units Affordable portfolio: 285 communities with 33,000 units Property managed and asset managed: 388 communities with 35,000 units Aimco is one of 14 REITs included in the S&P 500 Index

Aimco owns a geographically diversified portfolio of primarily A/B properties concentrated in the largest U.S. markets Properties are in good repair following several years of outsized capital investment Operating team has proven its ability to execute with above average NOI growth Safe balance sheet financed primarily with non- recourse property debt and perpetual preferred stock Short term leases and long term fixed rate debt provide hedge against inflation Private asset values well below replacement cost, and significantly above values implied by Aimco's share price Aimco Overview

Portfolio Quality

Increasing Portfolio Quality Project 4Q 2009 average rents of $1,134, an increase of 55% from $730 five years ago Number of markets reduced from 70 five years ago to 39 today Increasing Conventional Portfolio Rents 2004 2005 2006 2007 2008 1Q 2009 # AIV Markets 70 62 58 46 40 39

Diversified Portfolio Conventional Asset Allocation (Estimated % NAV) 85% of capital invested in 20 largest U.S. markets, with more than 60% in higher barrier coastal markets

Aimco Rents versus Market 1Q 2009 Aimco's average rents are 4% above market * Consists of Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville Source: REIS

Market Growth Rates (Average of REIS & PPR) Aimco target markets are expected to fare slightly better than the national average over the next three years and to grow at 20bp above the national average in 2011 - 2013 Consists of Palm Beach/Fort Lauderdale, Orlando, Tampa and Jacksonville Represents the average of the REIS Top 50 and PPR Top 54 Source: REIS, PPR

During 2009, we plan to sell up to $1.5 billion of conventional properties and $500 million of affordable assets Expect to increase capital invested in target markets from 85% currently to approximately 90% by the end of 2009 * Cap Rate is calculated based on the trailing twelve month NOI prior to sale, less a 5% management fee and a $300 per unit deduction for capital replacements, divided by the gross proceeds. 2009 Asset Sales Year-to-Date Asset Sales ($000s) Properties Units Gross Proceeds Cap Rate* Aimco Net Proceeds Average Rent 1Q 2009 Conventional 7 1,668 $ 69,600 7.7% $ 10,718 $ 658 Affordable 3 324 13,458 3.8% 3,609 612 Total 10 1,992 $ 83,058 7.1% $ 14,328 $ 652 April/May 2009 Conventional 7 1,376 $ 68,991 7.3% $ 25,247 $ 750 Affordable 2 364 15,720 6.6% 5,093 729 Total 9 1,740 $ 84,711 7.2% $ 30,340 $ 746 2009 Year-to-Date 19 3,732 $167,769 7.1% $ 44,668 $ 696 Sales Pipeline ($M) Under Contract In Negotiations In Market Total May 31 $700 $400 $1,600 $2,700

Property Operations

Property Operations * Represents the average of apartment REITs AVB, CPT, EQR, ESS, HME, PPS and UDR Operating team has generated 3.6% average annual same store NOI growth over the last five years Performance exceeded the peer group average during the past three years

Property Operations Update Occupancy appears to have bottomed in April at 92.6% Average occupancy improved to 92.9% in May, and ended the month at 93.4%

Property Operations 2009 Plan - Two Primary Objectives: Increased Resident Retention - Added Service Touch Points Maintain >90% Customer Experience Scores Increased Frequency of Resident Communication - Well Ahead of Upcoming Lease Expirations Cost Containment - Not a Reduction in Service Aggressive Vendor Management Renegotiation of Service Contracts While Maintaining Our Communities Retain our most Profitable Customers - The Ones we Already Serve Hold the Line on Operating Margins - Same or Better Level of Service with a Lower Cost Structure

Capital Expenditures and Redevelopment Invested approximately $2.2 billion in the portfolio since 2005 Capital expenditures of $1,300-$1,800 per door per year Redevelopment investments of $200M - $300M per year from 2005 to 2008

Liquidity and Balance Sheet

Financing Strategy Aimco is financed primarily with non-recourse property debt with a weighted average maturity of 9.6 years and weighted average interest rate of 5.54% Perpetual preferred stock and preferred partnership units carry a weighted average rate of 8% Recourse bank debt consists of: $350 million term debt due first quarter 2011 Unsecured credit facility with a zero balance at May 31, 2009; three year term expires May 2012 Weighted-average maturity of enterprise-wide debt of 9 years, is more than twice the REIT average, minimizing refunding risk

Property Debt Property debt is long term with a weighted average maturity of 9.6 years Laddered maturities reduce refunding risk Aimco refinances property debt on a routine basis in our ordinary course of business Accelerated refinancing of maturing debt during 1Q 2009 and expect to refinance balance of 2009 and 2010 maturities during 2Q 2009 Use of non-recourse property debt reduces risk to the enterprise Expected to be refinanced during 2Q 2009

Property Debt Refinancing Update Refinanced approximately $100M during 1Q09 By the end of 2Q09, expect to refinance or payoff all but $101.5M of the loans maturing through 2011 $101.5M of debt not expected to be refinanced before maturity due to prohibitive prepayment penalties and/or joint venture arrangements preventing refinancing includes: A $2.4M loan to be refinanced in October 2009 Four loans totaling $99.7M to be refinanced in 2011

Covenant Risk 1Q09 TTM Debt Service Coverage ratio of 1.69x vs. 1.5x covenant(1) 1Q09 TTM Fixed Charge Coverage ratio of 1.47x vs. 1.3x covenant(1) An 11% decline in total NOI could create a covenant issue However, would require Same Store Sales NOI to decrease by approximately 20% given that: Redevelopment property NOI expected to grow due to completion of projects and earn-in from second generation leases Affordable NOI stable at 2-3% growth per year Decreases in Same Store portfolio performance would be partially offset by reduced variable compensation for operations and corporate personnel DSC and FCC is based on proforma under new facility which excludes 4Q08 restructuring charges

2009 Objectives & Outlook

2009 Outlook Guidance does not include dilutive impact of potential future asset sales Approximately 50% of investment management revenue is generated from recurring sources

2009 Objectives Continue to provide quality, well-maintained apartment homes Superior customer service to our residents Emphasis on customer retention and disciplined expense control Continue to improve portfolio quality Sell up to $2 billion of non-target conventional and affordable assets Consider 1031 exchanges to improve submarket locations Increase to 90%+ the capital allocated to target markets Further strengthen our balance sheet Use property sales proceeds, if market conditions permit, to prepay the $350 million term debt balance due first quarter 2011 Accelerate the refinancing of our non-recourse property debt maturing during the next two years